As filed with the Securities and Exchange Commission on August 4, 2014
Registration No. 333-188045

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

To

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNITED DEVELOPMENT FUNDING IV

(Exact Name of Registrant as Specified in Its Governing Instruments)

Maryland	The United Development Funding Building Suite 100 1301 Municipal Way Grapevine, Texas 76051 (214) 370-8960 (800) 859-9338	26-2775282
(State or Other Jurisdiction of Incorporation or Organization)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(I.R.S. Employer Identification Number)

Hollis M. Greenlaw, Esq.

Chairman and Chief Executive Officer

The United Development Funding Building

Suite 100

1301 Municipal Way

Grapevine, Texas 76051

(214) 370-8960

(800) 859-9338

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Stephen I. Glover

Gibson, Dunn & Crutcher LLP

1050 Connecticut Avenue, N.W.

Washington, D.C. 20036

(202) 955-8593

Approximate date of commencement of proposed sale to the public: From time to time following the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☒

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

EXPLANATORY NOTE

This post-effective amendment No.1 to Form S-3 is filed to amend the issuer’s registration statement on Form S-3 to reflect the changes in the issuer’s new Distribution Reinvestment Plan set forth in the prospectus below.

2

Prospectus

Distribution Reinvestment Plan

7,500,000 Common Shares of Beneficial Interest

United Development Funding IV is a Maryland real estate investment trust formed on May 28, 2008 primarily to generate current interest income by investing in secured loans and producing profits from investments in residential real estate and has been qualified as a real estate investment trust (“REIT”) under federal tax law beginning with the taxable year ended December 31, 2010.

This prospectus relates to our common shares of beneficial interest, par value $.01 per share, which may be offered and sold from time to time pursuant to the terms of our new Distribution Reinvestment Plan (the “DRIP”). The DRIP is administered by DST Systems, Inc. To enroll in the DRIP, an eligible shareholder must complete and return a signed Enrollment Form to the administrator.

Our common shares of beneficial interest are listed on the Nasdaq Global Select Market (“NASDAQ”) under the symbol “UDF.” On August 1, 2014, the closing sale price of our common shares of beneficial interest as reported on the NASDAQ was $18.65 per share.

The DRIP provides our existing shareholders with the option to purchase additional shares by automatically reinvesting their cash distributions paid on their shares in our common shares of beneficial interest. Participants in the DRIP generally are required to have the full amount of the cash distributions paid in connection with all of their shares reinvested through the DRIP. Shares will be purchased directly from United Development Funding IV from authorized and issued or unissued shares. The purchase price will be equal to the current market value of our shares as of the distribution payment date, calculated based upon the average of the open and close prices per share of our shares on the distribution payment date, as reported by NASDAQ.

Participation in the DRIP is entirely voluntary, and participants may terminate participation at any time without penalty by delivering written notice to the administrator. A withdrawal from participation in the DRIP will be effective with respect to the distribution following the withdrawal if written notice of withdrawal is received by the administrator at least ten days prior to the payment date of such distribution. Shareholders who do not wish to participate in the DRIP will continue to receive cash distributions.

We will offer our common shares of beneficial interest pursuant to the DRIP until we sell all 7,500,000 shares in this offering. However, our board of trustees may amend, suspend or terminate the DRIP for any reason at any time.

Investing in our securities involves risks. You should carefully consider the risks set forth under the caption “Risk Factors” on page 5.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No one is authorized to make any statement about this offering different from those that appear in this prospectus. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in this offering is not permitted.

The date of this prospectus is August 4, 2014

3

i

SUMMARY

United Development Funding IV

We are a Maryland real estate investment trust formed on May 28, 2008 that qualified as a REIT under federal tax law beginning with the taxable year ended December 31, 2010. Our principal investment objectives are:

•	to make, originate or acquire a participation interest in secured loans (first lien priority, junior lien priority and mezzanine loans secured by real estate and/or a pledge of the equity interest in the entity owning the real estate and/or pledges of other collateral including personal guarantees) for the acquisition of land and development of single-family lots, and the construction of model and new single-family homes, including development of mixed-use master planned residential communities, typically with the loan allocation for any single asset in the range of $2.5 million to $15.0 million;
•	to make direct investments in land for development into single-family lots, new and model homes and finished lots and homes and joint ventures with real estate developers, homebuilders, land bankers and other real estate investors;
•	to provide secured senior and subordinate lines of credit to real estate developers, homebuilders, land bankers and other real estate investors, including affiliated programs, for the purchase of finished lots and for the construction of single-family homes;
•	to provide credit enhancements to real estate developers, homebuilders, land bankers and other real estate investors who acquire real property, subdivide real property into single-family residential lots, acquire finished lots and/or build homes on such lots;
•	to purchase participations in, or finance for other real estate investors the purchase of, securitized real estate loan pools;
•	to purchase participations in, or finance for other real estate investors the purchase of, discounted cash flows secured by state, county, municipal or other similar assessments levied on real property;
•	to produce net interest income from the interest paid to us on secured loans, securitized loan pools and discounted cash flows that we originate, purchase or finance or in which we acquire a participation interest;
•	to produce investment income from equity investments that we make or in which we acquire a participation interest;
•	to produce a profitable fee from credit enhancements and other transaction fees;
•	to participate, through a direct or indirect interest in borrowers, in the profits earned by such borrowers through the underlying properties;
•	to maximize distributable cash to investors; and
•	to preserve, protect and return capital contributions.

We were formed primarily to generate current interest income by investing in secured loans and producing profits from investments in residential real estate. We derive a significant portion of our income by originating, purchasing, participating in and holding for investment secured loans made directly by us or indirectly through our affiliates to persons and entities for the acquisition and development of parcels of real property as single-family residential lots, and the construction of model and new single-family homes, including development of mixed-use master planned residential communities. We also intend to make direct investments in land for development into single-family lots, new and model homes and portfolios of finished lots and homes; provide credit enhancements to real estate developers, homebuilders, land bankers and other real estate investors (such credit enhancements may take the form of a loan guarantee, the pledge of assets, a letter of credit or an inter-creditor agreement provided by us to a third-party lender for the benefit of a borrower and is intended to enhance the creditworthiness of the borrower, thereby affording the borrower credit at terms it would otherwise be unable to obtain); purchase participations in, or finance for other real estate investors the purchase of, securitized real estate loan pools and discounted cash flows secured by state, county, municipal or other similar assessments levied on real property. We also may enter into joint ventures with unaffiliated real estate developers, homebuilders, land bankers and other real estate investors, or with other United Development Funding-sponsored programs, to originate or acquire, as the case may be, the same kind of secured loans or real estate investments we may originate or acquire directly.

2

On November 12, 2009, we commenced our initial public offering pursuant to a Registration Statement on Form S-11 (Commission File No. 333-152760) which was declared effective by the Securities and Exchange Commission on November 12, 2009. Our initial public offering terminated on May 13, 2013. As of the close of business on May 13, 2013, we had sold a total of 31,459,430 shares, including 30,735,813 shares sold to the public pursuant to the primary offering and 723,617 shares sold pursuant to our previous distribution reinvestment plan.

Our offices are located at 1301 Municipal Way, Suite 100, Grapevine, Texas 76051. Our telephone number is (214) 370-8960 or (800) 859-9338.

Our Advisor

UMTH General Services, L.P., a Delaware limited partnership (“UMTH GS”), is our affiliated advisor and is responsible for managing our affairs on a day-to-day basis. Our advisor has engaged UMTH Land Development, L.P., a Delaware limited partnership (“UMTH LD”), as our asset manager. The asset manager has organized an Investment Committee with the principal function of overseeing the investment and finance activities of the United Development Funding programs managed and advised by our advisor and UMTH LD. The Investment Committee, our advisor and our asset manager oversee our investments and finance transactions in accordance with our investment objectives and criteria, policies and guidelines, structure our investment transactions, and review investment underwriting, investment collateral, investment performance, investment risk management, and our capital structure at both the entity and asset level.

Our Management

We operate under the direction of our board of trustees. Currently, we have five trustees, Hollis M. Greenlaw, Phillip K. Marshall, J. Heath Malone, Steven J. Finkle and John R. Ray. Mr. Marshall, Mr. Malone and Mr. Finkle are each independent of our advisor and its affiliates. Our trustees are elected annually by the shareholders.

Our REIT Status

As a REIT, we generally will not be subject to federal income tax on income that we distribute to our shareholders. Under the Internal Revenue Code of 1986, as amended, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income, excluding income from operations or sales through taxable REIT subsidiaries. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Our Operating Partnership

We may own assets through United Development Funding IV Operating Partnership, L.P. (“UDF IV OP”), our operating partnership. We may, however, own assets directly, through subsidiaries of UDF IV OP or through other entities. We are the sole general partner of UDF IV OP, and UMTH LD is the initial limited partner of UDF IV OP. Utilizing this UPREIT structure, the holders of units in UDF IV OP may have their units redeemed for cash or, at our option, our common shares, deferring any gain from their sale of assets to us until such time as their units are redeemed. At present, we have no plans to acquire any specific properties in exchange for units of UDF IV OP.

Terms of the Offering

We currently are offering up to 7,500,000 common shares of beneficial interest to our existing shareholders pursuant to the DRIP. The purchase price will be equal to the current market value of our shares as of the distribution payment date, calculated based upon the average of the open and close prices per share of our shares on the distribution payment date, as reported by NASDAQ. We will offer shares pursuant to the DRIP until we sell all 7,500,000 shares in this offering. However, our board of trustees may amend, suspend or terminate the DRIP for any reason at any time. This offering must be registered or exempt from registration in every state in which we offer or sell shares.

3

Distribution Reinvestment Plan

This prospectus describes the DRIP, which provides our existing shareholders with the option to purchase additional shares by automatically reinvesting their cash distributions paid on their shares in our common shares of beneficial interest without paying any selling commissions, fees or service charges. Regardless of your participation in our DRIP, you will be taxed on your distributions to the extent they constitute taxable income, and participation in our DRIP would mean that you will have to rely solely on sources other than distributions from which to pay such taxes. As a result, you may have a tax liability without receiving cash distributions to pay such liability. Our board of trustees may, amend, suspend or terminate the DRIP in its sole discretion at any time.

Use of Proceeds

The proceeds raised pursuant to the DRIP will be used for general corporate purposes, including, but not limited to, originating, purchasing, participating in and holding for investment secured loans, making other investments in real estate, payment of fees and other costs and repayment of debt.

Incorporation by Reference

This prospectus incorporates by reference several documents previously filed with the Securities and Exchange Commission (the “SEC”), including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2013, as well as all future documents we file pursuant to certain sections of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These documents contain information about us which supplements the information in this prospectus. See “Incorporation of Certain Information by Reference.”

4

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the specific risks set forth under the caption “Risk Factors” of our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus, as the same may be updated from time to time by our subsequent filings under the Exchange Act, as well as other information contained or incorporated by reference into this prospectus. See “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information.”

In addition to the risks incorporated by reference into this prospectus, your participation in the DRIP involves the following risks. There may be additional risks that are not described below or incorporated by reference into this prospectus. You should consult your financial, tax, legal and other advisors prior to determining whether to participate in the DRIP.

You will not know the price of our common shares at the time you make an investment decision.

Although we describe generally in this prospectus how the price of any common shares you purchase under the DRIP will be determined, you will not know the price of the common shares you are purchasing under the DRIP at the time you elect to have your distribution reinvested. The price of our common shares may fluctuate between the time of your election and the time of actual purchase. In addition, during this period, you may become aware of additional information that might affect your investment decision.

There is no price protection for your common shares in the DRIP.

Your investment in common shares held in the DRIP will be exposed to changes in market conditions and changes in the market value of our common shares. Your ability to liquidate or otherwise dispose of your common shares held in the DRIP is subject to the terms of the DRIP and the withdrawal procedures under the DRIP. You may not be able to withdraw or sell your common shares held in the DRIP in time to react to market conditions.

The purchase price for common shares purchased or sold under the DRIP will vary.

The purchase price for any common shares that you purchase or sell under the DRIP will vary and cannot be predicted. You may purchase or sell common shares at a purchase price that is different from (more or less than) the price that you would face if you acquired or sold shares on the open market.

The market price for our common shares varies, and you should purchase our common shares for long-term investment only.

Although our common shares are listed on the NASDAQ, our common shares may not be actively traded. We cannot assure you that there will be an active trading market for our common shares at any time in the future. Even if there is an active trading market for our common shares, we cannot assure you that you will be able to sell all of your common shares at one time or at a favorable price, if at all. As a result, you should participate in the DRIP only if you can, and are seeking to, make a long-term investment in our common shares.

We may not be able to pay distributions.

Pursuant to our declaration of trust and bylaws, our board of trustees has the discretion to modify our distribution policy, subject to certain limitations imposed under Maryland law. If we are unable to maintain profitability or if the board does not authorize distributions, we may not be able to make distributions to our shareholders.

5

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus contains forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our business and industry. You can generally identify forward-looking statements by our use of forward-looking terminology, such as “may,” “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “would, ” “could,” “should” and variations of these words and similar expressions. Discussions containing these forward-looking statements may be found, among other places, in the “Use of Proceeds” section of this prospectus and the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC, as well as any similar statements contained in Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q which are hereby incorporated by reference upon their subsequent filing with the SEC. These forward-looking statements are or will be, as applicable, based largely on our expectations and projections about future events and future trends affecting our business. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control, that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause actual results to differ materially from any forward-looking statements include but are not limited to changes in general economic conditions; changes in real estate conditions; development costs that may exceed estimates; development delays; increases in interest rates or decreases in residential lot take down or purchase rates or prices; our borrowers’ inability to sell residential lots; and the potential need to fund development costs not completed by the initial borrower or other capital expenditures out of operating cash flows. These factors should not be construed as exhaustive and should be read in conjunction with the factors included in “Risk Factors” in this prospectus, including the risks incorporated by reference from our most recent Annual Report on Form 10-K filed with the SEC, as updated by our subsequent filings.

Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward-looking statements. Our actual results of operations and execution of our business strategy could differ materially from those expressed in, or implied by, the forward-looking statements. In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the date of documents incorporated by reference in this prospectus that include forward-looking statements.

DISTRIBUTION REINVESTMENT PLAN

The following description constitutes the provisions of the DRIP.

Purpose of the DRIP

The DRIP is designed generally to offer our existing shareholders with a convenient way to purchase additional shares by automatically reinvesting their cash distributions paid on their shares in our common shares of beneficial interest without paying any selling commissions, fees or service charges. We will use the proceeds received from sales of the shares under the DRIP for general corporate purposes, including, but not limited to, originating, purchasing, participating in and holding for investment secured loans, making other investments in real estate, payment of fees and other costs and repayment of debt.

How to Enroll in the DRIP

You can participate in the DRIP if you currently own our common shares of beneficial interest and such shares are registered in your name. If you have shares registered in the name of someone else (for example, with a bank, broker or other nominee), to enroll in the DRIP, you will need to contact your bank, broker or other nominee.

Eligible shareholders of record may elect to participate in the DRIP at any time by completing and executing the enrollment form enclosed with this prospectus and returning it to the DRIP’s administrator. Enrollment forms may be obtained at any time by calling United Development Funding IV Investor Services at (214) 370-8960 or (800) 859-9338 or by writing to them at 1301 Municipal Way, Suite 100, Grapevine, Texas 76051.

6

When Will Your Participation in the DRIP Begin

If a properly completed enrollment form is received by the DRIP’s administrator at least five business days prior to the record date of the next distribution payable following the receipt of the enrollment form, reinvestment will commence with the payment of such distribution. If an enrollment form is received less than five business days prior to the record date of the next distribution payable following the receipt, reinvestment will begin with the payment of the distribution following such distribution.

Reinvestment of Your Distributions

If you choose to participate in the DRIP, the DRIP’s administrator will receive all cash distributions on the shares registered in your name and will apply such distributions to purchase additional shares for you directly from us. Shares for the DRIP will be authorized and may be either previously issued or unissued shares. Participants generally are required to have the full amount of their cash distributions with respect to all shares owned by them reinvested pursuant to the DRIP. However, we have the sole discretion, upon the request of a DRIP participant, to accommodate such participant’s request for less than all of its securities to be subject to participation in the DRIP. The allocation of our common shares among participants may result in the ownership of fractional shares, computed to four decimal places.

The distributions paid on shares acquired through the DRIP will continue to be reinvested unless you elect to have them paid in cash by changing your investment option.

Purchase Price of the Shares

The purchase price for shares under the DRIP will be equal to the current market value of our common shares of beneficial interest as of the distribution payment date, calculated based upon the average of the open and close prices per share on the distribution payment date, as reported by NASDAQ. Distributions on all shares purchased pursuant to the DRIP will be automatically reinvested. The number of shares purchased for a participant will depend on the amount of distributions on the shares (less any required withholding tax) and the purchase price.

When Shares Will Be Purchased

Shares will be purchased for you under the DRIP on the payment date for the distribution used to purchase the shares to the extent shares are available for purchase under the DRIP. If sufficient shares are not available, any distribution funds that have not been invested in shares within 30 days after receipt and, in any event, by the end of the fiscal quarter in which they are received, will be distributed, along with any interest earned on such funds, to the respective DRIP participant. We intend to pay distributions monthly.

For each participant, the DRIP’s administrator will maintain an account which shall reflect for each period distributions received by the administrator on behalf of such participant.

The administrator will use the aggregate amount of distributions to all participants for each distribution to purchase shares for the participants. If the aggregate amount of distributions to all participants exceeds the amount required to purchase all shares then available for purchase, the administrator will purchase all available shares and will return all remaining distributions to the participants in cash. The administrator will allocate the purchased shares among the participants based on the portion of the aggregate distributions received on behalf of each participant.

Distributions on Shares Held in the DRIP

Distributions paid on shares held in the DRIP (less any required withholding tax) will be credited to your DRIP account. Distributions will be paid on both full and fractional shares held in your account and will be automatically reinvested.

7

Cost of Participating in the DRIP

You will not incur any selling commissions, fees, or service charges for your participation in the DRIP. All costs of administration of the DRIP will be paid by us.

Tracking Your Investment

Within 90 days after the end of each calendar year, the DRIP’s administrator will mail you a statement of account describing your distributions reinvested, the number of shares purchased, and the per share purchase price for such shares pursuant to the DRIP during the prior year. Each statement will also advise you that you are required to notify the DRIP’s administrator in the event that there is any material change in your financial condition or inaccuracy of any representation under the enrollment form or any change of your address. Tax information regarding your participation in the DRIP will be sent to you at least annually.

In addition, our annual report contains information regarding our history of distribution payments. Our annual report is mailed to our shareholders each year.

Suitability

You must promptly notify the DRIP’s administrator in the event that, at any time during your participation in the DRIP, there is any material change in your financial condition or inaccuracy of any representation under the enrollment form or any change of your address. We reserve the right to prohibit certain employee benefit plans from participating in the DRIP if such participation could cause our underlying assets to constitute “plan assets” of such plans.

Book-Entry Evidence for Shares Acquired Under the DRIP

Shares purchased under the DRIP will be registered in the name of each participant in book-entry form. No share certificates will be issued because we do not issue share certificates. The number of shares you hold in the DRIP will be shown on your statement of account.

Selling Shares Acquired Under the DRIP

You may sell the shares purchased through the DRIP, and your other shares, at any time, subject to any restrictions set forth in our declaration of trust or that we may impose on the sale of shares to protect our status as a REIT.

Your transfer of shares will terminate participation in the DRIP with respect to such transferred shares as of the effective date of such transfer.

You will not have any right to draw checks or drafts against your account or give instructions to the DRIP’s administrator except as expressly provided herein.

Terminating Your Participation in the DRIP

You may terminate or modify your participation in the DRIP at any time with respect to all, but not less than all, of the shares held by you (including shares held for your account under the DRIP), upon written notice to the DRIP’s administrator. To be effective for any distribution, such notice must be received by the DRIP’s administrator at least ten days prior to the payment date of the distribution. If the termination notice is received by the DRIP’s administrator less than ten days prior to the payment date of the distribution, the termination will not be effective until the payment date of the next following distribution.

We or our DRIP’s administrator may terminate your individual participation in the DRIP at any time without your consent.

8

After termination of your participation in the DRIP or the termination of the DRIP by us, we will update our stock records to include the number of whole shares in your DRIP account. For any fractional shares and the amount of any distributions in your account that have not been invested in shares in your DRIP account, our DRIP’s administrator will send you a check in payment for any fractional shares and such distributions. Any future distributions with respect to your shares made after the effective date of the termination of your participation in the DRIP or the termination of the DRIP will be sent directly to you.

Tax Consequences of Your Participation in the DRIP

This discussion regarding the tax consequences of participating in the DRIP is intended only as a general discussion of the current federal income tax consequences of participating in the DRIP and is not tax advice. Because each eligible participant’s financial situation is different, you should consult your personal tax advisor with specific reference to your own tax situation and potential changes in the applicable law as to all U.S. federal, state, local, foreign and other tax matters in connection with the DRIP. The following provides a brief summary of the material U.S. federal income tax considerations applicable to the DRIP, and this summary does not purport to address all aspects of taxation that may be relevant to a particular participant in the DRIP in light of its personal investment circumstances, or to certain types of participants (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers or foreign persons) subject to special rules under the federal income tax laws. In particular, this summary generally does not address the tax consequences to persons who are not “U.S. Holders.” For purposes of this discussion, a “U.S. Holder” is a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes), who or that is (1) a citizen or individual resident of the United States, (2) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons, within the meaning of section 7701(a)(30) of the Code, have authority to control all of its substantial decisions or has a valid election in effect under application U.S. Treasury regulations to be treated as a U.S. person. If a partnership or entity treated as a partnership for U.S. federal income tax purposes holds shares and participates in the DRIP, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership.

If a U.S. Holder elects to participate in the DRIP and is subject to U.S. federal income taxation, the U.S. Holder may incur a tax liability for distributions allocated to such U.S. Holder even though such U.S. Holder has elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the DRIP. Specifically a U.S. Holder will be treated as if such U.S. Holder had received a distribution from us in cash and then applied such distribution to the purchase of additional shares of our common stock. Distributions (other than distributions designated as capital gain dividends or qualified dividend income) will be treated as ordinary dividends to the extent that we have earnings and profits for federal income tax purposes. Any amount distributed in excess of our earnings and profits is applied as a return of capital, which results in reduction in the adjusted basis of a U.S. Holder’s shares. Once a U.S. Holder’s adjusted basis in the shares is reduced to zero, any excess is treated as gain from the sale of shares.

REIT dividends generally are not considered “qualified dividend income” and thus are not eligible for the reduced tax rates otherwise available to non-corporate shareholders. Subject to narrow exceptions (including distributions designated as capital gain dividends), REIT distributions, including deemed dividends under the DRIP, will be subject to tax at ordinary income rates, (including for certain individuals, trusts and estates the 3.8% net investment income tax). In addition, as long as we remain qualified as a REIT, corporate shareholders will not be eligible for the dividends received deduction for any DRIP distributions. The shares received by a U.S. Holder pursuant to the DRIP will have a holding period beginning with the day after the purchase, and a tax basis equal to their cost, which is the gross amount of the deemed distribution.

9

Amendment, Modification, Suspension or Termination of the DRIP

We reserve the right to amend, modify, suspend or terminate the DRIP in our sole discretion and without the consent of the participants or other shareholders at any time. You will be notified of the suspension, the termination or any substantial amendment or modifications of the DRIP.

After termination of the DRIP, we will update our stock records to include the number of whole shares in your DRIP account. For any fractional shares and the amount of any distributions in your account that have not been invested in shares in your DRIP account, our DRIP’s administrator will send you a check in payment for any fractional shares and such distributions. Any future distributions with respect to your shares made after the effective date of the termination of the DRIP will be sent directly to you.

Voting Rights of Shares Acquired Under the DRIP

Shares in your DRIP account will be voted as you direct. As a shareholder, you will receive proxy information in connection with any annual or special meeting of shareholders. This proxy will apply to all shares registered in your name, including all shares credited to your DRIP account. You may also vote your shares, including those credited to your DRIP account, in person at any annual or special meeting of shareholders.

Our Liability Under the DRIP

Neither UDF IV nor the DRIP’s administrator has any responsibility or liability as to the value of the shares or any change in the value of the shares acquired for each participant’s account, and neither UDF IV nor the DRIP’s administrator will be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a participant’s participation in the DRIP upon such participant’s death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which shares are purchased for a participant or the fluctuations in the market price of the shares. In addition, our declaration of trust provides that we will generally indemnify and hold harmless a trustee, an officer, or our advisor or any affiliate of our advisor acting as our agent and their respective officers, directors, trustees, managers and employees against any and all losses or liabilities reasonably incurred by such party in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity.

We have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, our shareholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which we agree to insure or indemnify any persons against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or indemnification payments in excess of amounts covered by insurance. In addition, indemnification could reduce the legal remedies available to our shareholders and us against the officers and trustees.

Insofar as indemnification for liabilities of trustees, officers or persons controlling UDF IV arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Indemnification of our trustees, our officers, our advisor or affiliates of our advisor will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

10

Notwithstanding the foregoing, liability under the U.S. federal securities laws cannot be waived. Similarly, we have been advised that in the opinion of certain state securities commissioners, indemnification is also contrary to public policy and therefore unenforceable.

YOU SHOULD RECOGNIZE THAT YOU MAY NOT PROFIT, AND MAY INCUR A LOSS, ON THE SHARES YOU ACQUIRE UNDER THE DRIP.

State Regulatory Restrictions

The DRIP’s administrator is authorized to deny participation in the DRIP to residents of any state or foreign jurisdiction that imposes restrictions on participation in the DRIP that conflict with the general terms and provisions of the DRIP. If a participant moves his or her residence to such a state or foreign jurisdiction, we may deem the participant to have terminated participation in the DRIP.

Governing Law

The DRIP is governed by the laws of the State of Maryland. Our board of trustees is authorized to issue such interpretations, adopt such regulations and take such actions as it may deem reasonably necessary to effectuate the DRIP. Any action to effectuate the DRIP taken by our board of trustees or the administrator in the good faith exercise of its respective judgments will be binding on all participants.

Contact for Documents Regarding the DRIP

All questions and requests for forms regarding the DRIP and documents incorporated by reference into this prospectus should be sent to:

United Development Funding IV Investor Services

1301 Municipal Way, Suite 100

Grapevine, Texas 76051

(214) 370-8960 or (800) 859-9338

DESCRIPTION OF COMMON SHARES

We were formed under the laws of the state of Maryland. The following description of the material terms of our common shares of beneficial interest and preferred shares of beneficial interest does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Maryland law and to our declaration of trust and our bylaws, as amended. Copies of our declaration of trust and bylaws are available upon request. See “Where You Can Find Additional Information.”

General

Our declaration of trust authorizes us to issue up to 400,000,000 shares of beneficial interest, of which 350,000,000 shares are classified as common shares at $.01 par value per share and 50,000,000 shares are classified as preferred shares at $.01 par value per share. Our board of trustees may amend our declaration of trust from time to time to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue without any action by our shareholders.

11

Our declaration of trust also contains a provision permitting our board of trustees, without any action by our shareholders, to classify or reclassify any unissued common shares or preferred shares into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of any new class or series of shares, subject to certain restrictions. We believe that the power to classify or reclassify unissued shares and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Common Shares

Subject to any preferential rights of any other class or series of shares and to the provisions of our declaration of trust regarding the restriction on the transfer of common shares, the holders of common shares are entitled to such distributions as may be authorized from time to time by our board of trustees out of legally available funds and declared by us and, upon our liquidation, are entitled to receive all assets available for distribution to our shareholders. Upon issuance for full payment in accordance with the terms of this offering, all common shares issued in the offering will be fully paid and non-assessable. Holders of common shares will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, sinking fund or redemption rights and generally have no appraisal rights unless our board of trustees determines that appraisal rights apply, with respect to all or any classes or series of shares, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise appraisal rights. Our common shares have equal distribution, liquidation and other rights.

Subject to any preferential rights of any other class or series of shares and to the provisions of our declaration of trust regarding the restriction on the transfer of common shares, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees. There is no cumulative voting in the election of our trustees.

Under the Maryland statute governing real estate investment trusts formed under the laws of that state, or the Maryland REIT Law, a Maryland real estate investment trust generally cannot amend its declaration of trust or merge with another entity unless declared advisable by a majority of its board of trustees and approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all the shares entitled to vote on the matter) is set forth in the real estate investment trust’s declaration of trust. Our declaration of trust provides that these actions may be taken if declared advisable by a majority of our board of trustees and approved by the vote of shareholders holding at least a majority of the shares entitled to vote on the matter.

Restrictions on Ownership and Transfer

In order for us to continue to qualify as a REIT under the Internal Revenue Code, we must meet the following criteria regarding our shareholders’ ownership of our shares:

•	five or fewer individuals (as defined in the Internal Revenue Code to include certain tax exempt organizations and trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares at any time during the last half of a taxable year; and

•	100 or more persons must beneficially own our shares during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year.

See the “Material Federal Income Tax Considerations” section of this prospectus for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, there can be no assurance that this prohibition will be effective. Because we believe it is essential for us to continue to qualify as a REIT, among other reasons, our declaration of trust provides (subject to certain exceptions) that no shareholder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value of our outstanding shares or more than 9.8% of the number or value (in either case as determined in good faith by our board of trustees) of our outstanding common shares. The 9.8% common share ownership limit must be measured in terms of the more restrictive of value or number of shares. Our board of trustees, in its sole discretion, may waive (prospectively or retroactively) this ownership limit upon receipt of certain representations and undertakings required by the declaration of trust and if evidence satisfactory to our trustees is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our trustees determine that it is no longer in our best interests to continue to qualify as a REIT.

12

Additionally, our declaration of trust further prohibits the transfer or issuance of our shares if such transfer or issuance:

•	with respect to transfers only, results in our shares being beneficially owned by fewer than 100 persons;

•	results in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code;

•	results in our owning, directly or indirectly, more than 9.8% of the ownership interests in any tenant or subtenant; or

•	otherwise results in our disqualification as a REIT.

Any attempted transfer of our shares which, if effective, would result in our shares being beneficially owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares. In the event of any attempted transfer of our shares which, if effective, would result in (i) violation of the ownership limit discussed above, (ii) our being “closely held” under Section 856(h) of the Internal Revenue Code, (iii) our owning (directly or indirectly) more than 9.8% of the ownership interests in any tenant or subtenant or (iv) our otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. To avoid confusion, these shares so transferred to a beneficial trust will be referred to in this prospectus as “Excess Securities”. Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the Excess Securities, will be entitled to receive all distributions authorized by the board of trustees on such securities for the benefit of the charitable beneficiary. Our declaration of trust further entitles the trustee of the beneficial trust to vote all Excess Securities. Subject to Maryland law, the trustee of the beneficial trust will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the Excess Securities have been transferred to the beneficial trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee of the beneficial trust will not have the authority to rescind and recast the vote.

The trustee of the beneficial trust may select a transferee to whom the Excess Securities may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would violate the 9.8% ownership limit or the other restrictions on transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds, or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee of the beneficial trust may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee. The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee. If, prior to our discovery that Excess Securities have been transferred to the trustee of the beneficial trust, such Excess Securities are sold by an intended transferee, then such Excess Securities shall be deemed to have been sold on behalf of the beneficial trust and, to the extent that the intended transferee received an amount for such Excess Securities that exceeds the amount that such intended transferee was entitled to receive, such excess must be paid to the trustee of the beneficial trust upon demand.

13

In addition, we have the right to purchase any Excess Securities at the lesser of (i) the price per share paid in the transfer that created the Excess Securities (or, in the case of a devise or gift, the market price at the time of such devise or gift), or (ii) the current market price, until the Excess Securities are sold by the trustee of the beneficial trust. We may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee of the beneficial trust. We may pay the amount of such reduction to the trustee of the beneficial trust for the benefit of the charitable beneficiary. Upon such a sale to us, the interest of the charitable beneficiary in the Excess Securities will terminate and the trustee of the beneficial trust will distribute the net proceeds of the sale to the intended transferee.

Any person who (i) acquires or attempts to acquire shares in violation of the foregoing ownership restriction, transfers or receives shares subject to such limitations, or would have owned shares that resulted in a transfer to a charitable trust, or (ii) proposes or attempts any of the transactions in clause (i), is required to give us immediate written notice of such event or, in the case of a proposed or attempted transaction, at least 15 days written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of trustees determines it is no longer in our best interest to continue to qualify as a REIT or that compliance is no longer required for REIT qualification.

The ownership restriction does not apply to the underwriter in a public offering of shares or to a person or persons so exempted (prospectively or retroactively) from the ownership limit by our board of trustees based upon receipt of certain representations and undertakings required by our declaration of trust and appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns more than 5% of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.

Distribution Policy

We have paid, and intend to continue to pay, regular monthly distributions to our shareholders. Historically, we have calculated the monthly distributions based upon daily record and distribution declaration dates so that the shareholders would be entitled to be paid distributions beginning with the date on which their shares were purchased. Beginning with the June 2014 distribution, we changed our distribution policy so that distributions are paid on or around the 25th day of each month to shareholders of record as of the close of business on or around the 15th day of such month at a distribution rate equal to $1.64 per share per annum.

In the event we do not have enough cash from operations to fund the distribution, we may borrow, issue additional securities or sell assets in order to fund the distributions. In accordance with our organizational documents and Maryland law, we may not make distributions that would (i) cause us to be unable to pay our debts as they become due in the usual course of business or (ii) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any.

Shareholder Liability

Our shareholders (i) are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of trustees, and (ii) are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

Listing

Our common shares of beneficial interest are listed on NASDAQ under the symbol “UDF.”

Transfer Agent and Registrar

The transfer agent and registrar for our common shares of beneficial interest is DST Systems, Inc.

14

USE OF PROCEEDS

The proceeds raised pursuant to the DRIP will be used for general corporate purposes, including, but not limited to, originating, purchasing, participating in and holding for investment secured loans, making other investments in real estate, payment of fees and other costs and repayment of debt. We cannot predict with any certainty how much DRIP proceeds will be used for any of the above purposes, and we have no basis for estimating the number of shares that ultimately will be sold pursuant to the DRIP or prices at which such shares will be sold.

PLAN OF DISTRIBUTION

We are offering up to 7,500,000 common shares of beneficial interest through the DRIP. The purchase price for shares under the DRIP will be equal to the current market value of our shares as of the distribution payment date, calculated based upon the average of the open and close prices per share of our shares on the distribution payment date, as reported by NASDAQ. We have no basis for estimating the number of shares that ultimately will be sold pursuant to the DRIP or prices at which such shares will be sold.

We will pay actual expenses incurred in connection with the registration and offering of the DRIP shares, including but not limited to legal fees, printing expenses, mailing costs, SEC and blue sky registration fees, and other accountable offering expenses, in our sole discretion. These offering expenses are currently estimated to be approximately $191,710.

We will not engage any person to participate in or facilitate the distribution of shares under the DRIP, and we will not pay any selling commissions, fees or any other remuneration in connection with the sale of shares pursuant to the DRIP.

LEGAL MATTERS

Venable LLP has passed upon the legality of the common shares of beneficial interest offered hereby. Certain U.S. federal income tax matters will be passed upon for us by Hallett & Perrin, P.C.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2013 have been audited by Whitley Penn LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents, which have previously been filed by us with the SEC, are incorporated by reference herein and shall be deemed to be a part hereof:

(1)      Our Annual Report on Form 10-K for the year ended December 31, 2013, filed on April 15, 2014;

(2)      Our Definitive Proxy Statement on Schedule 14A, filed on May 29, 2014;

(3)      Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed on May 15, 2014;

(4)      Our Current Reports on Form 8-K filed on February 5, 2014, February 24, 2014, April 4, 2014, April 28, 2014, May 5, 2014, May 23, 2014, May 30, 2014, June 4, 2014, July 2, 2014, July 9, 2014, July 28 and July 31, 2014; and

(5)      The description of our common shares of beneficial interest set forth in our Registration Statement on Form 8-A, filed on May 30, 2014, and any amendment or report filed for the purpose of updating such description.

15

In addition, all reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

For purposes of this prospectus, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person and at no cost, a copy of any document incorporated by reference into this prospectus (or incorporated into the documents that this prospectus incorporates by reference). Requests should be directed to United Development Funding IV Investor Services at 1301 Municipal Way, Suite 100, Grapevine, Texas 76051, telephone (214) 370-8960 or (800) 859-9338.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Exchange Act. Therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect and copy reports, proxy statements and other documents we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, shareholders will receive annual reports containing audited financial statements with a report thereon by our independent certified public accountants, and quarterly reports containing unaudited summary financial information for each of the first three quarters of each fiscal year. This prospectus does not contain all information set forth in the Registration Statement on Form S-3 filed with the SEC, as amended, and exhibits thereto which we have filed with the SEC under the Securities Act and to which reference is hereby made. We file information electronically with the SEC, and the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov.

16

ENROLLMENT FORM
UNITED DEVELOPMENT FUNDING IV
DISTRIBUTION REINVESTMENT PLAN

To Participate in the Distribution Reinvestment Plan:

Please complete and return this enrollment form. Be sure to include your signature below in order to indicate your participation in the Distribution Reinvestment Plan (“DRIP”).

I hereby appoint DST Systems, Inc. (the “Administrator”) (or any designee or successor), acting as administrator, as my agent to receive cash distributions that may hereafter become payable to me on common shares of beneficial interest (“Shares”) of United Development Funding IV registered in my name as set forth below, and authorize the Administrator to apply such distributions to the purchase of full Shares and fractional interests in Shares.

I understand that the purchases will be made under the terms and conditions of the DRIP as described in the Prospectus and that I may revoke this authorization at any time by notifying the Administrator, in writing, of my desire to terminate my participation.

By signing below, I elect to participate in the DRIP with respect to 100% of my Shares.

Signature:	Date:

Registered name on account:

UDF Account Number, if applicable:

Joint Owner, if applicable:

Signature:	Date:

Registered name on account:

17

United Development Funding IV

Prospectus

Distribution Reinvestment Plan

7,500,000 Common Shares of Beneficial Interest

18

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder, all of which will be paid by us. All amounts are estimates except the SEC registration fee.

SEC Registration Fee	$20,460
Printing Expenses	51,250
Legal Fees and Expenses	75,000
Accounting Fees and Expenses	20,000
Miscellaneous	25,000
Total expenses	$191,710

Item 15. Indemnification of Directors and Officers.

Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our declaration of trust contains a provision that eliminates trustees’ and officers’ liability to the maximum extent permitted by Maryland law.

Maryland law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the entity or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (i) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and (ii) a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met. It is the position of the SEC that indemnification of trustees and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

Our declaration of trust requires us to indemnify and advance expenses to (i) our present and former trustees, (ii) our present and former officers and (iii) our advisor and any of our advisor’s affiliates acting as our agent to the maximum extent permitted by Maryland law. Our declaration of trust also permits us to indemnify and advance expenses to our employees and agents with the approval of our board of trustees.

We purchased and maintain insurance on behalf of all of our trustees and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

19

Item 16. Exhibits

The list of exhibits filed as part of this registration statement on Form S-3 is submitted in the Exhibit Index following the signature page.

Item 17. Undertakings

(a)             The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (1) to include any prospectus required by Section 10(a)(3) of the Securities Act; (2) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (3) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (1), (2) and (3) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)             The Registrant undertakes (1) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (2) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c)             The Registrant undertakes that, for the purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d)             The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)             The Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

20

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grapevine, State of Texas, this 4th day of August, 2014.

UNITED DEVELOPMENT FUNDING IV

By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of United Development Funding IV, a Maryland real estate investment trust, hereby appoints and constitutes Hollis M. Greenlaw and Cara D. Obert, and each of them, severally, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name and on his or her behalf, to sign in any and all capacities this Registration Statement and any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Hollis M. Greenlaw	Chief Executive Officer and Chairman of the Board of Trustees	August 4, 2014
Hollis M. Greenlaw	(Principal Executive Officer)

/s/ Cara D. Obert	Chief Financial Officer (Principal Financial Officer)	August 4, 2014
Cara D. Obert

/s/ David A. Hanson	Chief Accounting Officer	August 4, 2014
David A. Hanson	(Principal Accounting Officer)

/s/ Steven J. Finkle	Trustee	August 4, 2014
Steven J. Finkle

/s/ J. Heath Malone	Trustee	August 4, 2014
J. Heath Malone

/s/ Phillip K. Marshall	Trustee	August 4, 2014
Phillip K. Marshall

/s/ John R. Ray	Trustee	August 4, 2014
John R. Ray

21

EXHIBIT INDEX

Exhibit No.	Description

4.1	Third Articles of Amendment and Restatement of Declaration of Trust United Development Funding IV (previously filed in and incorporated by reference to Exhibit 3.1 to Form 8-K filed on July 31, 2014)

4.2	Amended and Restated Bylaws of United Development Funding IV (previously filed in and incorporated by reference to Exhibit 3.2 to Form 8-K filed on July 31, 2014)

4.3	Agreement of Limited Partnership of United Development Funding IV Operating Partnership, L.P. (previously filed in and incorporated by reference to Exhibit 10.2 to Form 10-Q filed on December 22, 2009)

4.4	Registration Rights Agreement (previously filed in and incorporated by reference to Exhibit 10.5 to Form 8-K filed on May 30, 2014)

4.5*	Distribution Reinvestment Plan (included under the section entitled “Distribution Reinvestment Plan” of the prospectus that is part of the registration statement)

5.1*	Validity Opinion of Venable LLP

8.1*	Tax Opinion of Hallett & Perrin, P.C.

23.1*	Consent of Venable LLP (included in Exhibit 5.1)

23.2*	Consent of Hallett & Perrin, P.C. (included in Exhibit 8.1)

23.3*	Consent of Whitley Penn LLP, Independent Registered Public Accounting Firm

24.1*	Power of Attorney (included on the signature page of the registration statement)

 * Filed herewith.